Exhibit 99.1

CPSI Adds Three Experienced Directors to Board

Former U.S. Surgeon General Regina Benjamin, Finance Expert Denise Warren and Health Strategist Glenn Tobin Appointed to the Board of Directors

MOBILE, Ala.--(BUSINESS WIRE)--November 14, 2017--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced that, effective November 9, 2017, Regina Benjamin, Denise Warren and Glenn Tobin joined the CPSI Board of Directors. Additionally, William Seifert has decided to retire from the Board at the 2018 Annual Shareholders Meeting that is scheduled for May.

“We are very pleased to bring a high caliber of talent to our board,” said David Dye, chairman of the Board of Directors of CPSI. “Their collective experience and knowledge will help guide us as we continue our evolution in the community healthcare market.”

Regina Benjamin, MD, MBA, was United States Surgeon General from 2009 to 2013 and is currently a non-executive director of Diplomat Pharmacy, Inc, Kaiser Foundation Hospitals and Health Plan, and ConvaTec. She is a former non-executive director of Alere, Inc. In 1995, Dr. Benjamin became the first person under age 40 elected to the American Medical Association Board of Trustees, and in 2004 she became President of the Medical Association of Alabama, making her the first African American female president of a state medical society in the nation. In 2008, she was Chair of the Federation of State Medical Licensing Boards. Dr. Benjamin is the CEO and a practicing physician at the Bayou La Batre Rural Health Clinic in Alabama, which she founded in 1990. She holds an endowed chair in Public Health Sciences at Xavier University of Louisiana. Dr. Benjamin has an M.D. from the University of Alabama School of Medicine, and an MBA from Tulane University.

“I have devoted my career to community medicine and am very pleased to join an organization that contributes to the well-being of rural hospitals and their communities across the country,” said Benjamin. “My fellow board members and I look forward to working together to ensure continued growth and success.”

Denise Warren is the executive vice president and chief operating officer of WakeMed Health & Hospitals, a 919-bed healthcare system with multiple facilities in the Raleigh, North Carolina, area. Ms. Warren brings more than 30 years of experience in operations, finance and executive management and has an extensive track record working with both public and private equity companies. She currently serves as a member of the board of directors of Rockroom Insurance Group, HeartCare+, CancerCare+ and the Vizient Central Atlantic Executive Board. Previously she served as chairman of the board of Auriga Insurance Group and as a board member of Dogwood Insurance. Ms. Warren received a B.S. in economics at Southern Methodist University and an MBA from Harvard Business School.

Throughout his career, Glenn Tobin has focused on leading a variety of organizations to improve the delivery of healthcare. From 2012 to 2017, Dr. Tobin served as executive vice president of The Advisory Board Company (ABC), a research, technology and consulting firm serving the healthcare and education industries. While there, Dr. Tobin served as the chief executive officer of Crimson, ABC’s health analytics division. Dr. Tobin also served as the chief operating officer for CodeRyte, Inc. from 2010 to 2012 and Cerner Corporation from 1988 to 2004, where he drove the rollout of Cerner’s enterprise-wide electronic medical records solution. Additionally, he was a general manager for Corporate Executive Board and was a consultant for McKinsey and Company. Dr. Tobin graduated magna cum laude with a B.S. in business administration from Kansas State University and earned his M.P.P. and Ph.D. from Harvard University.

William Seifert, a 16-year member of the CPSI Board of Directors, will not stand for re-election at the 2018 Annual Shareholders Meeting in order to pursue other personal and professional interests.

“I have found great value in working with the leadership of CPSI as the Company has grown to become a national leader in community healthcare,” said Seifert. “After being an active member of the CPSI family for many years, I decided it was time to allow others to have the opportunity to work with this exciting company.”

“We look forward to working with our new and existing board members as we continue to expand our reach in community healthcare,” said Boyd Douglas, president and chief executive officer of CPSI. “CPSI and our family of companies will benefit greatly from their combined knowledge and expertise in the healthcare industry, and we are confident they will be instrumental in the Company’s future success.”

About CPSI
CPSI is a leading provider of healthcare solutions and services for community hospitals plus other healthcare systems and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, TruBridge, LLC, Healthland Inc., and American HealthTech, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for community hospitals. TruBridge focuses on providing business, consulting, and managed IT services along with their RCM product, Rycan, providing revenue cycle management workflow and automation software to hospitals, other healthcare systems, and skilled nursing organizations. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation’s largest providers of financial and clinical technology solutions and services for post-acute care facilities. For more information, visit www.cpsi.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; our ability to remediate a material weakness in our internal control over financial reporting; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

CONTACT:
CPSI
Tracey Schroeder, 251-639-8100
Chief Marketing Officer
Tracey.Schroeder@cpsi.com